Exhibit 10.2

November 17, 2010

Board of Directors

C/O Lewis F. Mallory, Jr., Chairman

Cadence Financial Corporation

301 East Main Street

P.O. Box 1187

Starkville, Mississippi 39760-1 187

Dear Board Members:

Regarding the Written Agreement (WA) executed today by the board of directors of Cadence Financial Corporation, Starkville, Mississippi (Cadence) and the Federal Reserve Bank of St. Louis, pursuant to Provision 13 of the WA, Cadence is hereby granted an extension of time to submit certain plans and projections required by the agreement. Specifically, Cadence is granted an extension to February 28, 2011, to submit a Capital Plan (Provision 4), Cash Flow Projections (Provision 6), and Earnings Plan and Budget (Provision 7). Granting this extension is intended to provide Cadence’s proposed new owner sufficient time to participate in the development and implementation of the required plans and projections.

If you have any questions, please contact me at 314-444-8440, or Assistant Vice President Scott B. Smith at 314-444-8836.

Sincerely,

/s/ Timothy A. Bosch
Timothy A. Bosch
Vice President